Exhibit 10.9

John C Hodgman
Chairman of the Board
Cygnus, Inc.
400 Penobscot Drive
Redwood City, CA 94063

Dear John,

In light of the Company’s planned sale of its assets and wind-down of its corporate activities, I hereby tender my resignation as a director of the Cygnus Board, effective March 31, 2005.

Sincerely,

Frank T. Cary